UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported):  March 4, 2011

22ND CENTURY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54111	98-0468420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8201 Main Street, Suite 6, Williamsville, NY 14221

(Address of principal executive offices, including ZIP code)

(716) 270-1523

(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 C.F.R. §14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 C.F.R. §13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective March 4, 2011, David Rector resigned as a director of 22nd Century Group, Inc. (the “Company”) pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization dated as of January 25, 2011 (the “Merger Agreement”) by and among the Company, 22nd Century Limited, LLC and 22nd Century Acquisition Subsidiary, LLC and as set forth in the Company’s Information Statement on Schedule 14f-1 filed with the United States Securities and Exchange Commission (the “SEC”) on February 22, 2011 (the “Information Statement”).

Effective March 4, 2011, each of Henry Sicignano III, Joseph Alexander Dunn, James W. Cornell, and Steven Katz was appointed to serve as a director of the Company pursuant to the terms of the Merger Agreement and as set forth in the Information Statement.

In September 2010, Mr. Sicignano, loaned us $35,000, which amount was due and payable in November 2010 with 15% interest per annum accruing thereon.  On December 16, 2010, Mr. Sicignano agreed to extend the maturity date of this loan until January 25, 2011.  On December 28, 2010 we issued a promissory note to Mr. Sicignano due and payable on January 15, 2011 in the principal amount of $100,000 with 15% interest per annum accruing thereon.  From time to time, Mr. Sicignano deferred guaranteed payments due to him by us as consideration for his services as our President with the largest net amount of such deferred guaranteed payments outstanding since January 1, 2009 being $85,000.  On January 28, 2011 we made payment in full to Mr. Sicignano of all d eferred guaranteed payments and all principal and accrued interest on all promissory notes then outstanding.  Mr. Sicignano is also the managing member of Henry Sicignano III Group, LLC (“Sicignano Group”).  On October 5, 2010, Sicignano Group purchased 112,396 shares of our common stock, par value $0.00001 per share (“Common Stock”), for $30,295 and, in a simultaneous related transaction, made a loan to the Company in the principal amount of $30,295 with 15% interest per annum accruing thereon for which we issued Sicignano Group a promissory note due and payable on January 31, 2011.  On January 25, 2011, Sicignano Group converted the principal amount of this promissory note and the accrued interest thereon into 31,626 shares of Common Stock through an investment in a private placement offering conducted by 22nd Century Limited, LLC and the subsequent consummation of the transactions contemplated pursuant to the Merger Agreement.

The Merger Agreement is included as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 1, 2011.  The Merger Agreement is the legal document that governs the transactions completed thereby, including the resignation and appointment of directors announced hereby.  The discussion of the Merger Agreement set forth herein is qualified in its entirety by reference this Exhibit 2.1 to the Company’s Current Report on From 8-K, filed with the SEC on February 1, 2011.

The resignation and appointment of directors announced herein is pursuant to the Company’s Information Statement.  Discussion of such resignations and appointments set forth herein is qualified in its entirety by reference to this Information Statement on Schedule 14f-1, filed with the SEC on February 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on March 9, 2011.

22ND CENTURY GROUP, INC.

By:	/s/ Henry Sicignano III
Name: Henry Sicignano III
Title: President